                                                                    EXHIBIT 4.10

                    eSHARE/divine 2001 STOCK INCENTIVE PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT"), dated as of ((GRANT DATE)) (the "GRANT Date"), is between divine, inc., a Delaware corporation (the "COMPANY"), and ((FIRST_NAME_)) ((LAST_NAME_)), (The "PARTICIPANT") relating to an option granted under the eshare/divine 2001 Stock Incentive Plan (the "PLAN"). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan.

1.   GRANT OF OPTION, OPTION PRICE, AND TERM.

     (a) The Company hereby grants to the Participant a Non-Qualified Stock Option (the "OPTION") to purchase ((SHARES_GRANTED)) shares (the "OPTION SHARES") of the Company's Class A common stock, par value $.001 per share ("STOCK"), during the Option Period (as hereinafter defined) at a price of ((PRICE)) per share (the "OPTION PRICE"), subject to the provisions of the Plan and the terms and conditions herein.

     (b) The term of this Option shall be for a period of ten (10) years from the Grant Date (the "OPTION PERIOD"). During the Option Period, the Option shall be vested as of the date set forth below for the cumulative percentage of the Option set forth opposite such date:

     DATE                               CUMULATIVE PERCENTAGE VESTED
     ----                               ----------------------------
((LAPSE_DATE_1))                                  33-1/3%
((LAPSE_DATE_2_))                                 66-2/3%
((LAPSE_DATE_3))                                     100%

Notwithstanding the foregoing, in the event the Participant incurs a termination of employment for any reason whatsoever as an employee of, and/or ceases to be an officer of or consultant to, the Company or an Affiliate, the provisions of
Section 4 of the Plan relating to termination of employment shall apply.

     (c) The Option granted hereunder is designated as a Non-Qualified Stock Option.

     (d) The Company shall not be required to issue any fractional shares of Stock.

2.   EXERCISE.

     The Option may be exercised only to the extent the Option is vested, unless otherwise agreed to by the Administrator, and may be exercised only by the delivery to the Company of a properly completed written notice, in form satisfactory to the Administrator, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made as specified in the Plan. If any part of the payment of the Option Price is made in shares of Stock, such shares shall be valued by using their Fair Market Value as of the date of exercise of the Option.

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     The Option may not be exercised unless the Participant (a) enters into (i)
a restricted stock agreement covering the shares of Stock issuable upon exercise of the Option (a "RESTRICTED STOCK AGREEMENT") and (ii) any other document (a "PRIVATE ISSUANCE DOCUMENT") the Company determines necessary to ensure that the Option Shares are issued pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws, and (b) there has been compliance with all the preceding provisions of this Section 2. For all purposes of this Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements. Notwithstanding the foregoing, the Participant shall not be required to enter into a Restricted Stock Agreement or a Private Issuance Document upon exercise of the Option in the event that, at the time of such exercise, (a) the Option is fully vested as to the Option Shares being purchased, (b) the Company has consummated an initial public offering of the Stock registered under the Securities Act, and (c) there is an effective Registration Statement on Form S-8 of the Company under the Securities Act covering the issuance of the Option Shares upon exercise of the Option.

     The Participant acknowledges and agrees that the Restricted Stock Agreement may include such provisions as the Administrator in its sole discretion may determine to be desirable including, without limitation, restrictions on transfer, rights of first refusal of the Company, Company repurchase rights that may be exercised at any time and for any reason, including repurchases under specified circumstances that will result in the Participant not realizing any gain from the purchase of the shares, deferred payment for the purchase of shares from the Participant, rights to require sale of the shares in the event of a change in control of the Company, and limitations on sales immediately following an initial public offering. Except as provided above, exercise of the Option and issuance of the underlying Option Shares will be conditioned upon the Participant's (i) acknowledgment that the Participant has read and understands the terms and provisions of the Restricted Stock Agreement and enters into such Restricted Stock Agreement voluntarily with an intent to be bound by its provisions, and (ii) delivery of executed copies of the Restricted Stock Agreement to the Administrator.

     The Option shall be transferable only to, and shall be exercisable only by, such persons permitted in accordance with Section 4(e) of the Plan.

3.   PAYMENT OF WITHHOLDING TAXES.

     If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required, at the time of exercise, to pay such amount to the Company, as provided in the Plan. The Participant acknowledges and agrees that the Participant is responsible for the tax consequences associated with the grant of the Option and its exercise.

4.   CHANGES IN COMPANY'S CAPITAL STRUCTURE.

     The existence of the Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (a) any adjustment, recapitalization, reorganization, or other changes in the Company's capital structure or its business; (b) any merger or consolidation of the Company; (c) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof; (d) the dissolution or liquidation of the Company; (e) any sale or transfer of all or any part of the Company's assets or business; or (f) any other corporate act or proceeding, whether of a similar character or otherwise. In the event of a Change in Control or other corporate transaction provided for in the Plan, the Participant shall have such rights, and the Administrator shall take such actions, as are provided for in the Plan.

5.   PLAN.

     The Option is granted pursuant to the Plan, and the Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether or not such terms and provisions are incorporated in this Agreement by reference or are expressly cited. In the event of any conflict between, or inconsistency with, the Plan and this Agreement, the terms of the Plan shall control and be binding. The Participant hereby acknowledges receipt of a copy of the Plan.

6.   EMPLOYMENT RIGHTS.

     No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate of the Company, create any inference as to the length of employment of the Participant, affect the right of the Company or any Affiliate of the Company to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Affiliate of the Company.

7.   GOVERNING LAW.

     This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

8.   WAIVER; CUMULATIVE RIGHTS.

     The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

9.   NOTICES.

     Any notice that either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at the Participant's address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

10.  CONDITIONAL GRANT.

     If the Participant is a resident of a community property state, this Option is granted upon the condition that, and the Option Shares shall be forfeited unless, each and any person who is a spouse of the Participant at any time on or after the Grant Date (including any person who becomes a spouse after the Grant
Date) executes a Consent of Spouse form provided by the Committee, unless the Committee shall waive either such condition.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant hereby acknowledges that he/she has read carefully and understands this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents and has hereunto set his hand, all as of the day and year first above written.

                                        divine, inc.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PARTICIPANT

                                        Signed:
                                                --------------------------------
                    eSHARE/divine 2001 STOCK INCENTIVE PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

     THIS INCENTIVE STOCK OPTION AGREEMENT (this "AGREEMENT"), dated as of ((GRANT_DATE)) (the "GRANT DATE"), is between divine, inc., a Delaware corporation (the "COMPANY"), and ((FIRST_NAME_)) ((LAST_NAME_)), (The "PARTICIPANT") relating to an option granted under the eshare/divine 2001 Stock Incentive Plan (the "PLAN"). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan.

1.   GRANT OF OPTION, OPTION PRICE, AND TERM.

     (a) The Company hereby grants to the Participant an Incentive Stock Option (the "OPTION") to purchase ((SHARES_GRANTED)) shares (the "OPTION SHARES") of the Company's Class A common stock, par value $.001 per share ("STOCK"), during the Option Period (as hereinafter defined) at a price of ((PRICE)) per share (the "OPTION PRICE"), subject to the provisions of the Plan and the terms and conditions herein.

     (b) The term of this Option shall be for a period of ten (10) years from the Grant Date (the "OPTION PERIOD"). During the Option Period, the Option shall be exercisable as of the date set forth below according to the percentage set forth opposite such date:

     DATE                            CUMULATIVE PERCENTAGE EXERCISABLE
     ----                            ---------------------------------
((LAPSE_DATE_1))                                     %
((LAPSE_DATE_2_))                                    %
((LAPSE_DATE_3))                                     %

Notwithstanding the foregoing, in the event the Participant incurs a termination of employment for any reason whatsoever as an employee of, and/or ceases to be an officer of or consultant to, the Company or an Affiliate, the provisions of
Section 4 of the Plan relating to termination of employment shall apply.

     (c) The Option granted hereunder is designated as an incentive stock option that is not transferable by the Participant except by will or the laws of descent and distribution.

     (d) The Company shall not be required to issue any fractional shares of Stock.

2.   EXERCISE.

     The Option shall be exercisable during the Participant's lifetime only by the Participant (or his or her Representative), and after the Participant's death only by a Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Administrator, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made as specified in the Plan. If any part of the payment of the Option Price is made in shares of Stock, such shares shall be valued by using their Fair Market Value as of the date of exercise of the Option.

     The Option may not be exercised unless there has been compliance with all the preceding provisions of this Section 2, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements. The Administrator may deny any method of exercise permitted hereunder if such method would result in liability under federal securities law to the Participant or the Company, result in an expense charge to the Company or prevent the use of pooling of interest accounting.

3.   PAYMENT OF WITHHOLDING TAXES.

     If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required, at the time of exercise, to pay such amount to the Company, as provided in the Plan. The Participant acknowledges and agrees that the Participant is responsible for the tax consequences associated with the grant of the Option and its exercise.

4.   CHANGES IN COMPANY'S CAPITAL STRUCTURE.

     The existence of the Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (a) any adjustment, recapitalization, reorganization, or other changes in the Company's capital structure or its business; (b) any merger or consolidation of the Company; (c) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof; (d) the dissolution or liquidation of the Company; (e) any sale or transfer of all or any part of the Company's assets or business; or (f) any other corporate act or proceeding, whether of a similar character or otherwise. In the event of a Change in Control or other corporate transaction provided for in the Plan, the Participant shall have such rights, and the Administrator shall take such actions, as are provided for in the Plan.

5.   PLAN.

     The Option is granted pursuant to the Plan, and the Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether or not such terms and provisions are incorporated in this Agreement by reference or are expressly cited. In the event of any conflict between, or inconsistency with, the Plan and this Agreement, the terms of the Plan shall control and be binding. The Participant hereby acknowledges receipt of a copy of the Plan.

6.   EMPLOYMENT RIGHTS.

     No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate of the Company, create any inference as to the length of employment of the Participant, affect the right of the Company or any Affiliate of the Company to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Affiliate of the Company.

7.   GOVERNING LAW.

     This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

8.   WAIVER; CUMULATIVE RIGHTS.

     The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

9.   NOTICES.

     Any notice that either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at the Participant's address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

10.  CONDITIONAL GRANT.

     If the Participant is a resident of a community property state, this Option is granted upon the condition that, and the Option Shares shall be forfeited unless, each and any person who is a spouse of the Participant at any time on or after the Grant Date (including any person who becomes a spouse after the Grant
Date) executes a Consent of Spouse form provided by the Committee, unless the Committee shall waive either such condition.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant hereby acknowledges that he/she has read carefully and understands this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents and has hereunto set his hand, all as of the day and year first above written.

                                           divine, inc.

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           PARTICIPANT

                                           Signed:
                                                   -----------------------------